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                                                                   EXHIBIT 10.15


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made this 29th day of February, 1996, by and between MCINNES STEEL COMPANY, a Pennsylvania corporation (hereinafter called "Corporation") whose principal place of business is located at 441 E. Main Street, Corry, Pennsylvania 16407, and TIMOTHY M. HUNTER (hereinafter called "Employee") an individual residing at 4138 Mountain Laurel Drive, Erie, Pennsylvania 16510.

                                  WITNESSETH:

         WHEREAS, Centrum Industries, Inc., a Delaware corporation ("Centrum"), Employee, and other stockholders are parties to an Agreement and Plan of Reorganization (hereafter referred to as the "Acquisition Agreement"), dated December 5, 1995, as amended February 5, 1996 pursuant to which a subsidiary of Centrum is to be merged into the Corporation; and

         WHEREAS, Employee owns a portion of the outstanding capital stock of the Corporation directly and as a participant in the Corporation's Employee Stock Ownership Plan and will receive direct financial benefits from the consummation of the transactions set forth in the Acquisition Agreement; and

         WHEREAS, as a material and significant inducement to Centrum to enter into and consummate the transactions set forth in the Acquisition Agreement, Employee has agreed to remain in employment of the Corporation and assist Centrum in matters relating to the change of ownership contemplated by the Acquisition Agreement; and

         WHEREAS, Employee has extensive experience and abilities which are valuable to Centrum in assisting in the operation of the Corporation; and

         WHEREAS, Centrum is desirous of having Employee employed with the Corporation upon the terms and conditions of this Agreement, which terms and conditions are agreeable to Employee.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound thereby, the parties agree as follows:

         1. EMPLOYMENT. For a term of three (3) years commencing February 29, 1996 1996, and ending on February 28, 1999, the Corporation agrees to employ Employee, and Employee agrees to serve the Corporation. During the term of his employment, Employee shall, on a full-time basis, devote his full time, attention and energies to the business of the Corporation; shall render efficient, industrious and loyal services; and shall assume and perform such responsibilities and duties in connection therewith as may be assigned to him from time to time by the President of the Corporation as more particularly described in Paragraph 2 hereof. Termination of Employee's employment for cause, as provided in Paragraph 7 of this Agreement, or a voluntary termination by Employee, shall constitute a failure of Employee to comply with the terms of this paragraph. Subject to termination as hereinafter provided, this Agreement shall be automatically renewed from year to year on the anniversary
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day of each year ensuing thereafter commencing upon the expiration of the three year term of this Agreement, unless within thirty (30) days prior to any such renewal date, either party to this Agreement shall notify the other in writing that this Agreement shall terminate and end at the close of the then current employment term.

         2. DUTIES. Employee shall initially serve as Vice-President and Chief Financial Officer of the Corporation and shall render such services as are necessary to carry out the duties of said position and such additional duties of an executive nature as may be assigned to him from time to time by the Chairman of the Board of the Corporation (hereinafter called the "Chairman") or by the President of the Corporation.

         3. COMPENSATION. During Employee's employment under this Agreement, the Corporation agrees to pay Employee compensation of an annual salary equal to the sum of Ninety Thousand Dollars ($90,000.00), such salary to be increased annually as determined by the Board of Directors and in no event less than the greater of: (x) the change in the Consumer Price Index for Urban Wage Earners and Clerical Workers (1982-1984=100), or (y) four percent (4%) per year.

         4.      EXPENSES.

                 (a) During the term of this Agreement, Employee shall be entitled to continue to use at no additional expense the company car currently driven by Employee or a similar replacement vehicle at the expiration of the current car lease, consistent with the Corporation's practices currently in effect. Employee shall be reimbursed for all reasonable expenses incurred in the operation and maintenance of such car consistent with the Corporation reimbursement procedures and practices currently in effect.

                 (b) The Corporation will reimburse Employee for all reasonable and necessary expenses, including without limiting the foregoing, travel, entertainment, and promotional expenses, incurred by Employee in carrying out his duties under this Agreement upon the presentation to the Corporation by Employee from time to time of an itemized account of such expenses in such form as may be required by the Corporation.

         5. FRINGE BENEFITS. During the period of his employment, Employee shall be afforded the right to participate in any and all group insurance, medical and health care plans and other employee benefit plans as are generally made available to other employees of the Corporation and the right to participate in the profit-sharing plans and stock option plans of Centrum consistent with executives of other Centrum companies. Copies of all such Centrum executive profit sharing plans and stock option plans, or an appropriate detailed description of such plans has been provided to the Employee as of the date of this Agreement. Employee shall be entitled to three
(3) weeks and one (1) personal day of paid vacation leave during each one (1) year period of the term of this Agreement, the scheduling of which shall be subject to the approval of the President of the Corporation.

         In addition to the foregoing fringe benefits, Employee shall be entitled to participate in:





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                 (a)      a medical reimbursement plan for senior executives
which shall supplement the Corporation's medical and health care plans available to other employees to reimburse Employee for medical and other health care costs not otherwise covered by such group plans, in an amount not to exceed Three Thousand Five Hundred Dollars ($3,500.00) per year.

                 (b) Corporation-sponsored whole life insurance contract in the amount of One Hundred Thousand Dollars ($100,000.00).

                 (c) payment for annual dues, membership fees and assessments for the Aviation Country Club and the Corry Country Club.

                 (d)      executive tax return preparation.

                 (e) such sick leave, sick pay and disability benefits in accordance with the Corporation's existing policy for key executive employees.

         Pursuant to the Centrum Stock Option Plan (the "Plan"), Centrum will grant to the Employee a stock option (the "Option"), intending to qualify as a nonqualified option or (as described in Treas.Reg. Section 1.83-7 or any successor regulation thereto), to purchase one hundred twenty-five thousand (125,000) shares of Centrum Common Stock, Five Cents ($.05) par value per share (the "Common Stock"), at a purchase price of One and 50/100 Dollars ($1.50) per share, with sixty-two thousand five hundred (62,500) shares to vest after one
(1) year of the term of this Agreement and the balance of the shares to vest after two (2) years of the term of this Agreement, all as provided in the Plan and Stock Option Agreement entered into on the date hereof between Centrum and the Employee; provided, however, in the event that Employee's employment with the Corporation is terminated other than for cause prior to the first anniversary of the term of this Agreement, options for sixty-two thousand five hundred (62,500) shares shall vest in Employee.

         6. ILLNESS, OTHER MEDICAL DISABILITY OR DEATH. If Employee should be prevented from performing his duties by reason of incapacity or disability for a period of six (6) months or more, service and compensation (other than that which shall have accrued and remains unpaid) under this Agreement will cease. When such illness or other medical disability has ended, Employee shall resume his duties under this Agreement and again become entitled to receive compensation hereunder. Such illness or other medical disability shall not extend the terms of this Agreement. If Employee should be prevented from performing his duties by reason of death, the Corporation shall pay any salary or disability payment due for the month of Employee's death to Employee's designated beneficiary or surviving spouse, in the order named, or if none to the personal representative of Employee's estate, as the case may be, and this Agreement shall be terminated and of no further force and effect upon such payment.

         7. TERMINATION FOR CAUSE. Corporation may discharge Employee at any time for:

                 (a) an act of theft; embezzlement or felony related to his employment duties with the Corporation;

                 (b) conviction of a crime of moral turpitude or dishonesty;





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                 (c)      habitual intoxication or drug addiction;

                 (d) any material violation of any express direction or any reasonable rule or regulation established by the Corporation from time to time regarding the conduct of its business; provided that the Employee shall have received written notice of such failure and a reasonable opportunity to discuss the matter with the Board of Directors, followed by a reasonable opportunity for the Employee to correct his failure and comply with such rule of the Board of Directors, or any act or omission constituting gross misconduct which is or is intended to be injurious to the Corporation;

                 (e) the willful failure of Employee to perform his duties hereunder; or

                 (f) any material violation by Employee of the terms and conditions of this Agreement or any other agreement between the Corporation and Employee,

in which event the Corporation shall have no further obligations or liabilities hereunder after the date of such discharge, other than payment of salary, bonus, or fringe benefits, the rights to which have accrued and remain unpaid.

         8. SEVERANCE PAYMENTS. Upon the concurrence of a "Severance Event" as hereafter defined, the Corporation shall continue to pay to Employee for the Severance Period the monthly base salary Employee was receiving from the Corporation immediately prior to the occurrence of such Severance Event; provided, however, such severance payments to Employee shall be reduced by any salary or consulting income received by Employee from any source during the Severance Period. In the event Employee breaches any provision of this Agreement, all obligations of the Corporation to make severance payments to Employee pursuant to this Agreement shall cease. For purposes of this Agreement, a "Severance Event" shall mean: (i) the termination of Employee's employment with the Corporation by the Corporation other than a termination for cause as provided for in paragraph 7 hereof; or (ii) the failure of the parties to renew this Agreement at the expiration of the term specified herein or at the expiration of any subsequent term agreed to by the parties. The "Severance Period" shall mean a period of time equal to the remaining term of this Agreement following a Severance Event; provided, however, in no event shall the Severance Period be less than one (1) year.

         9. NONCOMPETITION, TRADE SECRETS, ETC. As an inducement to the Corporation to execute this Agreement,

                 (a) Employee covenants and agrees with the Corporation that at all times during the term of his employment hereunder, including extensions thereof, and for a term equal to one (1) year following his termination of employment with the Corporation or any of its subsidiaries (the "Restrictive Period"), within the area where the Corporation or any of its subsidiaries presently do business (including, without limitation, the United States east of the Mississippi River, the Canadian provinces of Ontario and Quebec, China and Japan), and where the Corporation does business at the time of termination of Employee (the "Restrictive Area"), he shall not directly or indirectly:





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                          (i) solicit, induce or encourage any employee of the
Corporation or any of its subsidiaries to terminate his or her relationship with the Corporation or any of its subsidiaries; or

                          (ii) employ or establish a business relationship
which is competitive with the Corporation or any of its subsidiaries with any individual who was employed by the Corporation or any of its subsidiaries during the preceding twelve (12) month period; or

                         (iii)  encourage or assist any individual or entity
in a business which is competitive with the Corporation or any of its subsidiaries to employ or establish a business relationship with any individual who was employed by the Corporation or any of its subsidiaries during the preceding twelve (12) month period; or

                          (iv) solicit, induce or encourage any suppliers,
customers or prospective customers to terminate or reduce in scope their relationship with the Corporation or any of its subsidiaries; or

                          (v) solicit or assist any individual or entity in the
solicitation of business from, or performance of work for, any customers or prospective customers of the Corporation; or

                          (vi) engage in (as a principal, agent, consultant,
partner, director, officer, employee, stockholder, investor or otherwise), alone or in association with any person or entity, or be financially interested in, any business which is competitive with the Corporation. Notwithstanding the foregoing, Employee shall be entitled to hold shares of a publicly-traded company so long as such shares do not represent more than one percent (1%) of the outstanding capital of such company.

                 (b) For purposes of paragraph 9, "customers" shall mean those customers for whom the Corporation or any of its subsidiaries supplied products to or performed services during the twelve (12) months preceding the date in question, and "prospective customers" shall mean persons or entities whose business was solicited by the Corporation or any of its subsidiaries during the twelve (12) months preceding the date in question.

                 (c) Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company,

                          (i) any information regarding the business methods,
business policies, business strategies, marketing plans, survey procedures, statistical techniques, research or development projects or results, trade secrets or other confidential knowledge or processes of, or developed by, the Corporation or any of its subsidiaries, or

                          (ii) any confidential data on or relating to past,
present or prospective customers of the Corporation or any of its subsidiaries, or





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                          (iii) budgets, forecasts, pricing information or
unpublished financial information or any other confidential information relating to or dealing with the business operations or activities of the Corporation or any of its subsidiaries.

                 (d)      Employee acknowledges and agrees that

                          (i) the covenants set forth herein are essential
elements of the transactions contemplated by the Acquisition Agreement, that Employee is receiving adequate consideration hereunder, and that such covenants are reasonable and necessary in order to protect the legitimate interests of the Corporation;

                          (ii) the Corporation will not have any adequate
remedy at law if Employee violates the terms hereof or fails to perform any of his obligations hereunder; and

                          (iii) the Corporation shall have the right, in
addition to any other rights either may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce any such covenant or any other obligations of Employee under this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Corporation may be entitled.

                 (e) If the Restrictive Period or the Restrictive Area set forth in paragraph 9(a) should be adjudged unreasonable in any proceeding, then the Restrictive Period shall be reduced by such number of months or the Restrictive Area shall be reduced by the elimination of such unreasonable portion thereof, or both, so that such restrictions may be enforceable for such time and in the manner adjudged to be reasonable. If Employee violates any of the restrictions contained in paragraph 9(a), then the restrictive period shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee.

         10. INFORMATION REGARDING AGREEMENT. During the term of this Agreement and during the Restrictive Period, Employee shall not make the terms and conditions of this Agreement known to any business, entity, or persons engaged in activities competitive with the Corporation's business with which he becomes associated subsequent to the termination of his employment with the Corporation prior to his association with any such business, entity or persons. The Corporation shall have the right to make the terms of this Agreement known to third persons.

         11. RETURN OF COMPANY PROPERTY. At the time of Employee's termination of employment with the Corporation or upon demand by the Corporation, whichever is sooner, Employee shall promptly turn over to the Corporation all files, documents, business records and any other records, documents, writings of any kind whatsoever, and all assets of any kind whatsoever, that belong to the Corporation. Employee shall not copy or record in any manner whatsoever the information contained in the foregoing materials and shall turn over any copies or recordings of any kind whatsoever containing information derived directly or indirectly from the aforestated materials.





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         12.     SURVIVAL OF COVENANTS.  The covenants in Sections 9, 10 and 11 and acknowledgments of the Employee set forth in this Agreement shall survive the termination of this Agreement, regardless of the cause therefor.


         13. REMEDIES. In the event of any violation of any of the covenants contained in Sections 9, 10 or 11, the Corporation shall be authorized to obtain preliminary and permanent injunctive relief as well as an equitable accounting of any profits or benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which the Corporation may be entitled. In the event of the violation of any of the restrictions contained in Sections 9, 10 or 11, the period, if any, therein specified shall abate during the time of violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

         14. WAIVER. The waiver by the Corporation of the breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by it. No waiver by the Corporation shall be legally operative unless reduced to writing and executed by the President of the Corporation.

         15. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by recognized overnight courier service or by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                                  (i) If to Employee:

                                           Timothy M. Hunter
                                           4138 Mountain Laurel Drive
                                           Erie, Pennsylvania 16510

                 with a COPY, given in the manner prescribed above, to:

                                           James E. Spoden, Esq.
                                           MacDonald, Illig, Jones & Britton
                                           100 State Street
                                           Suite 700
                                           Erie, Pennsylvania 16507
                                           Fax No.: (814) 454-4647

                                  (ii)     If to Corporation:

                                           McInnes Steel Company
                                           441 E. Main Street
                                           Corry, Pennsylvania 16407
                                           Attn: President
                                           Fax No.: (814) 664-9452





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                                                   and

                                           Centrum Industries, Inc.
                                           6135 Trust Drive
                                           Suite 104A
                                           Holland, Ohio 43528
                                           Attention: George H. Wells, President
                                             and Chief Operating Officer
                                           Fax No.: (419) 868-3442

                 with a COPY, given in the manner prescribed above, to:

                                           John W. Hilbert, II, Esq.
                                           Fuller & Henry, P.L.L.
                                           One SeaGate, Suite 1700
                                           P.O. Box 2088
                                           Toledo, Ohio 43603-2088
                                           Fax No.: (419) 247-2665

         16. ENTIRE AGREEMENT; AMENDMENT OR TERMINATION; WAIVER. This Agreement (and Plan and Option Agreement referred to herein) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or terminated except by a written instrument, signed by each of the parties hereto, expressing such amendment or termination. No failure on the part of any party to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         17.     GENERAL TERMS.  This Agreement is personal in nature and

                 (a) neither of the parties hereto shall assign or transfer this Agreement without the written consent of the other, except that the Corporation may assign or transfer this Agreement

                          (i) to any successor corporation in the event of
merger, consolidation or transfer or sale of the business of the Corporation in which Employee is engaged; or

                          (ii) to a parent or subsidiary corporation which may
be organized to conduct the business of the Corporation, in which Employee is engaged.

                 (b) In any of the aforesaid events, Employee shall remain liable to the Corporation, or its successor and assignees.

         18. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.





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         19.     GOVERNING LAW.  This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Pennsylvania; provided, however, that if any provision of this Agreement shall be deemed invalid or unenforceable under the laws of the Commonwealth of Pennsylvania, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

         20. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Corporation has caused its appropriate officer to sign this Agreement, and Employee has signed this Agreement.


                                                     MCINNES STEEL COMPANY


                                                     By /s/ George H. Wells
                                                        ------------------------


                                                     EMPLOYEE


Witness:                                             /s/ Timothy M. Hunter
                                                     ---------------------------
                                                         TIMOTHY M. HUNTER

/s/ John D. Gillespie
- ---------------------









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